Exhibit 3.7

ARTICLES OF INCORPORATION

OF

RUTH’S CHRIS STEAK HOUSE #10, INC.

A California corporation

ONE: The name of this corporation is RUTH’S CHRIS STEAK HOUSE #10, INC.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address in this state of the corporation’s initial agent for service of process is Mr. Tomas Karlbom, 1700 California Street, San Francisco, CA, 94109.

FOUR: The total number of shares of common stock which the corporation is authorized to issue is one thousand (1,000) at no par value.

DATED: June 23, 1989

/S/ [ILLEGIBLE]
LARRY GOLDBERG

I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

/S/ [ILLEGIBLE]
LARRY GOLDBERG

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the President and the Secretary/Treasurer of the corporation.

2.	The name of the corporation is RUTH’S CHRIS STEAK HOUSE #10, INC.

3.	Article One of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of the Corporation shall be RCSH Operations, Inc., a California corporation.”

4.	The foregoing amendment has been duly approved by the board of directors.

5.	The foregoing Amendment to the Articles of Incorporation has been duly approved by the affirmative vote of the sole shareholder in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1,000 shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:	1-29-01	/S/ [ILLEGIBLE]
William L. Hyde, Jr. President

/S/ [ILLEGIBLE]
Thomas J. Pennison, Jr. Secretary/Treasurer